Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Sep-97            30-Sep-97
Distribution Date:    15-Oct-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount   $9,794,422.68     $25.11349754
          Class B Certificate Amount     $461,517.30     $25.11248776

(ii)  Interest Distribution
          Class A Certificate Amount     $902,702.39      $2.31458402
          Class B Certificate Amount      $43,568.72      $2.37069975

(iii)  Servicing Fee                     $152,458.37      $0.37332082

(iv)  Class A Certificate Balance
         (after principal distributions)              $164,922,168.82
        Class A Pool Factor
         (after principal distributions)                    0.4228705
        Class B Certificate Balance
         (after principal distributions)                $7,771,940.66
        Class B Pool Factor
         (after principal distributions)                    0.4228937

(v)  Total Pool Balance
         (end of Collection Period)                   $172,694,109.35

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $378,810.87    $9,097,451.06
         Liquidation Proceeds            $147,715.65    $4,054,884.57
         Aggregate Net Losses            $231,095.22    $5,042,566.49

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $6,907,764.37

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $6,907,764.37